Baird Global Consumer, Technology & Services Conference June 2, 2026 Exhibit 99.1

2 Forward-Looking Statements and Non-GAAP Results These materials contain forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target,” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in this document includes, but is not limited to: second quarter 2026 outlook, including revenue, adjusted EBITDA, and non-GAAP earnings per share (and drivers thereof); full-year 2026 guidance framework, including organic revenue growth, AMS/DRS organic revenue growth, adjusted EBITDA margin expansion, free cash flow conversion and shareholder returns (and the drivers thereof); capital allocation priorities; the impact of U.S. and global macroeconomic conditions; the impact of tariffs and foreign inflation; expected impact from deployment of technology-enabled solutions, including AMS and DRS; the effect of pending legal matters, including the Chile antitrust matter; the impacts of the operating environment in Argentina; the proposed acquisition of NCR Atleos, Inc. ("NCR Atleos"), including: the expected timing and conditions to closing (including receipt of regulatory approvals), the anticipated benefits and synergies of the transaction, the expected financing thereof and the related indebtedness expected to be incurred in connection with the transaction and the ability to service and repay such indebtedness, and the effectiveness of the registration statement on Form S-4 and the filing of the related joint proxy statement; and strategic priorities and initiatives, including the Brink’s Business System and technology and systems investments. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; general economic issues, including supply chain disruptions, fuel price increases, new or increased international tariffs and/or trade barriers, inflation, recessionary conditions and changes in interest rates; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; risks associated with the usage of artificial intelligence (“AI”) technologies; our ability to maintain an effective IT infrastructure and safeguard confidential information and risks related to a failure of our IT systems and networks, including cloud-based applications, and risks associated with current and emerging technology threats, and damage from computer viruses, unauthorized access and cyber and ransomware attacks, including increasingly sophisticated cyber attacks incorporating the use of AI and other similar disruptions; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions (including political conflict or unrest), regulatory issues (including the imposition of international sanctions, including by the U.S. government), military conflicts (including but not limited to the conflict in Israel, Iran and surrounding areas, as well as the possible expansion of such conflicts and potential geopolitical consequences), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions' higher-than-expected inflation and those determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including labor shortages, negotiations with organized labor and work stoppages; pandemics, acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; anticipated cash needs in light of our current liquidity position; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; risks related to the proposed acquisition of NCR Atleos, including: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the inability to complete the proposed transaction due to the failure to obtain regulatory or shareholder approval or the failure to satisfy other conditions to closing; risks that the proposed transaction disrupts current plans and operations; the focus of management's time and attention on the transaction and other disruptions arising from the proposed transaction; the ability to recognize the anticipated benefits and synergies of the proposed transaction; the amount of the costs, fees, expenses, and charges related to the proposed transaction and financing obtained in connection with the proposed transaction; the ability to obtain regulatory approvals on the terms expected or anticipated schedule; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain customers, retain and hire key personnel and maintain relationships with suppliers, customers and other business relationships and on operating results and business generally; the risk of litigation and/or regulatory actions related to the proposed transaction; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee, environmental and other liabilities in connection with former coal operations, including black lung claims; the impact of the American Rescue Plan Act and Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the impact of foreign tax credit regulations; the impact of the One Big Beautiful Bill Act; the outcome of pending and future claims, litigation, and administrative proceedings; our ability to comply with regulatory compliance obligations; public perception of our business, reputation and brand; our ability to identify, recruit and retain key employees; changes in estimates and assumptions underlying our critical accounting policies; and the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations. This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2025, and in the registration statement on Form S-4 filed in connection with the proposed acquisition of NCR Atleos, and in related disclosures in our other public filings with the Securities and Exchange Commission. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all of the forward-looking statements in this document are expressly qualified by the cautionary statements contained or referred to herein and therein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Brink’s company or our business or operations. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this document. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update, revise or clarify any information contained in this document or forward-looking statements that may be made from time to time on our behalf, whether as a result of new information, future events or otherwise, except as required by law. These materials are copyrighted and may not be used without written permission from Brink’s. Today’s presentation is focused primarily on non-GAAP results. Detailed reconciliations of non-GAAP to GAAP results are included in the appendix.

3 A Global Leader in Cash Management, Transforming Through AMS/DRS Strong Brand Presence Strong Competitive Presence in Key Geographies Resilient Across Economic Cycles $1.5B Q1’26 TTM AMS/DRS revenue CVM DRS & AMS 28% 72% $5.4B Q1’26 TTM Revenue Notes: See detailed reconciliations of non-GAAP to GAAP results in the Appendix. Cash & Valuables Management (CVM) Brink's Global Services (BGS) ATM Managed Services (AMS) Digital Retail Solutions (DRS) 18% Q1’26 TTM organic growth Large Addressable Opportunity Higher Growth than CVM Long Term Recurring Revenue Model $3.9B Q1’26 TTM CVM revenue $502M Q1’26 TTM free cash flow

Accelerating Growth and Evolution Through the NCR Atleos Combination

BRINKS + NCR ATLEOS

Enhanced Size and Scale

Combined company:[1]
- ~$10B Total Revenue
- ~$2B of Adjusted EBITDA
- Adj. EBITDA Margins ~20%
- ~$1B of Free Cash Flow

Resilient and Growing Financial Profile

- Expanded recurring subscription-based revenue
- Resilient organic growth
- Cost optimization potential

Broader Capabilities

- Fully integrated offering
- Technology-driven ATM managed services (AMS) + Digital Retail Solutions (DRS)

Expanded Addressable Market

- Accelerating AMS/DRS trends
- Large, under-penetrated addressable markets

Enhanced Value Creation

- Attractive transaction multiple
- Expected annual run-rate cost synergies of $200M[2]
- Expected to be at least 35% EPS accretive[3]

Combining Financial Technology Infrastructure Providers to Better Serve Banking and Retail Customers

1. Combined company financial data is based on 2026 (for all metrics other than FCF) or 2027 (for FCF) consensus estimates for Brink's and NCR Atleos, is provided for illustrative purposes only and excludes the effects of transaction synergies, unless otherwise specified.
2. $200M in pre-tax annual run-rate cost synergies expected to be realized within three years of closing
3. Calculated using 2027 consensus estimates for Brink's and NCR Atleos' Net Income

BRINKS 4

5 $566 $683 $788 $867 $912 $977 $1,074 15.3% 16.3% 17.4% 17.8% 18.2% 18.6% 19.0% 2020 2021 2022 2023 2024 2025 2026 Consensus $359 $530 $743 $1,012 $1,212 $1,462 10% 13% 16% 21% 24% 28% 31.6% 2020 2021 2022 2023 2024 2025 2026 Target AMS/DRS Cash & Valuables Mgmt AMS/DRS Percent of Total Brink’s Revenue Mix 30-32% Remain on-track to deliver mid-to-high teens organic revenue growth in 2026 – AMS/DRS approaching one- third of revenue Pandemic CAGR 11% Adjusted EBITDA and free cash flow continues to grow with margins expanding 40bps annually since 2022 Notes: See detailed reconciliations of non-GAAP to GAAP results in the Appendix. (non-GAAP, $ millions)($ millions) Strong Progress Growing AMS/DRS and Expanding Margins Brink’s Adj. EBITDA, Adj. EBITDA Margins, and Free Cash Flow $456 $436 $206 $247 $222 $400 $400 $436 $456 Adj EBITDA Free Cash Flow Adj EBITDA Margin

6 Q1 2026 TTM Free Cash Flow $502M with 50% FCF Conversion • Limited M&A activity contemplated in the near-term as we work to close and integrate NCR Atleos 2x - 3x Net Leverage1 Target Accretive M&A Return of Capital Organic Investments • Pausing share repurchase program to focus on net debt reduction in advance of NCR Atleos acquisition • Primary allocation in 2026 as we position for NCR Atleos acquisition in early 2027 • 2.7x Net Leverage 1Q26 (~2.3x YE262) • Key strategic investments in AMS/DRS growth opportunities Capital Allocation Framework Remains Consistent and Focused on Compounding Shareholder Returns Notes: See detailed reconciliations of non-GAAP to GAAP results in the Appendix. Capital allocation priorities not shown in priority order. 1. Net Debt divided by Adjusted EBITDA 2. Shown for illustrative purposes only. There can be no assurances as to when or if any such debt repayment will occur (if at all). Strong Free Cash Flow Driving Capital Allocation Priorities

NCR Atleos Acquisition Remains on Track to Close by End of Q1 2027


Targeted Closing
Brink's
Net Leverage[1]
2.8x
2.7x
2.3x
~2.2x
2024
2025
2026E [2]
1Q 2027E [2]
Brink's + NCR Atleos
Combined Net Leverage[1]
Targeted Net Leverage of 2.0-3.0x by 2027E
3.4x
3.1x
<3.0x
1Q 2027E
2027E [3]
Unsynergized [4]
Synergized [5]

Strong Q1 Free Cash Flow Performance Supports Leverage Targets

Process Update

- Secured bridge loan takeout with upsized credit agreement in March
- Registration statement filed April 29
  - Declared effective May 27
- Shareholder meetings June 30
- Regulatory process on track
  - Received U.S. HSR clearance
- Dedicated integration management team established
- Cost synergy planning ongoing

1. Net Debt divided by Adjusted EBITDA.
2. Shown for illustrative purposes only. There can be no assurances as to when or if any such debt repayment will occur (if at all).
3. Illustratively reflects ~$500M in debt repayment expect to occur by the end of 2027 (assuming close occurs in Q1 2027). There can be no assurances as to when or if any such debt repayment will occur (if at all).
4. Combined Net Leverage Unsynergized is provided for illustrative purposes only and reflects consensus estimates for post-closing Net Debt divided by consensus estimates for post-closing Adjusted EBITDA.
5. Combined Net Leverage Synergized is provided for illustrative purposes only and reflects Combined Net Leverage Unsynergized and immediate realization of $200M in pre-tax annual run-rate cost synergies expected to be realized within three years of closing.

BRINKS 7

Consistent Value Creation Strategy

1 Grow Organically	2 Expand Profit Margins	3 Improve FCF Conversion	4 Maximize Shareholder Value
2026 Expectations			
Mid-to-high teens AMS/DRS driving mid-single digit total growth	EBITDA margin expansion of 30-50bps from mix & productivity	FCF conversion target between 40-45%	Net Leverage[1] reduction to ~2.3x EBITDA by year-end
NCR Atleos Acquisition: Strategic Fit			
Expected AMS/DRS growth acceleration	$200M in annual run-rate cost synergies by year three[2]	Continued working capital optimization potential	Combined net leverage[1] below 3x by end of 2027, ~$1B of free cash flow potential[3]

1. Net Debt divided by Adjusted EBITDA 2. Presented on a pre-tax basis 3. Free cash flow potential represents 2027 consensus estimates of free cash flow before dividends of Brink's and adjusted free cash flow unrestricted for NCR Atleos, as well as $200M in pre-tax run-rate synergies expected to be realized within three years and management's estimates of related integration expenses.

BRINKS 8

9 Appendix

10 Integrated, Best-in-Class Capabilities Across the Full Customer Value Chain Complementary Offerings and Capabilities Enable Network Optimization of ATM Managed Services and Outsourcing Hardware Software Cash Logistics Monitoring & ForecastingDispatch Processing FLM/SLM Strong global partnerships with some of the most well-known financial institutions and retailers - Enables further penetration of managed services and outsourcing end-markets Enhanced Potential to Penetrate Large & Expanding Addressable Markets1 Existing ATM Managed Services Traditional Cash Management $28B $8B +2-3x Potential 1 Illustrative addressable market values based on management estimates and market research

11 Together, we will better serve the needs of retail customers with integrated AMS/DRS solutions, delivering seamless store-wide efficiency Enhanced Potential to Penetrate Large & Expanding Addressable Markets1 Existing ATM Managed Services Traditional Cash Management $28B $8B +2-3x Potential 1 Illustrative addressable market values based on management estimates and market research Combining Industry Leading DRS and AMS Offerings to Safely and Securely Streamline the Retail Payments Ecosystem

12 Expected Synergies Across the Business: Unlocking Value and Accelerating Growth and Profitability Service network and infrastructure Insourcing logistics and field services, optimizing cash placement, driving network efficiencies SG&A Streamlining and optimizing SG&A and eliminating duplicative public company costs Positioned to unlock substantial, near-term value and set the foundation for long-term shareholder returns Procurement Leveraging combined purchases of materials, services and capital $200M Annual run-rate cost synergies expected to be realized within three years of closing1 ~$70M~$105M ~$25M 1 Presented on a pre-tax basis. Management estimates 1:1 cost to capture.

13 First Quarter Performance Highlights Strong organic revenue growth led by AMS/DRS 4.5% Total organic growth 15% AMS / DRS organic growth Good margin performance on favorable revenue mix & productivity 17.3% Adjusted EBITDA margin 10bps of YoY expansion 12.2% Operating profit margin 10 bps of YoY expansion Improved Q1 YoY Free Cash Flow on continued cash cycle improvements +$66M Q1 YoY Free Cash Flow Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Appendix 50% Q1 TTM Free Cash Flow Conv $502M Q1 TTM Free Cash Flow

Full Year 2026 Framework and First Quarter 2026 Guidance

(non-GAAP, $ millions, except EPS)

Full Year 2026 Framework

Organic Revenue Growth	**Mid-Single Digits**
AMS/DRS Organic Revenue Growth	**Mid to High Teens**
Adjusted EBITDA Margin Expansion	**+30bps - 50bps**
Free Cash Flow Conversion	**40% - 45%**

- 2026 Framework remains consistent
- Mid to High teens organic growth in AMS/DRS driving mid-single digit total organic growth
- Margins expand from continued productivity and revenue mix benefits

Second Quarter 2026 Guidance

Total Revenue	**$1,370 - $1,430**
Organic Growth	*3% - 6%*
Total Growth	*5% - 10%*
Adjusted EBITDA	**$245 - $265**
Margin	*~18.2%*
EPS	**$1.85 - $2.25**

- Mid-single digit organic growth
  - Strong AMS/DRS growth
  - 2-4% tailwinds from foreign currency
- Adjusted EBITDA reflects
  - Flow-through of productivity actions
  - Revenue mix benefits from AMS/DRS and global services

The 2026 Non-GAAP outlook amounts cannot be reconciled to GAAP without unreasonable effort, as we are unable to accurately forecast certain amounts that are necessary for reconciliation, including the impact of highly inflationary accounting on our Argentina operations, expenses relating to M&A transactions that may or may not occur in the quarter and other potential Non-GAAP adjusting items for which the timing and amounts are currently uncertain. The 2026 non-GAAP guidance assumes the continuation of current economic trends and reflects management's current assumptions regarding variables that are difficult to forecast, including those discussed in the Risk Factors set forth in the Company's filings with the Unites States Securities and Exchange Commission.

BRINKS 14

15 Non-GAAP Results Reconciled to GAAP – Operating Profit The Brink’s Company and subsidiaries (In millions, except for per share amounts) Amounts may not add due to rounding. (a) See “Other Items Not Allocated To Segments” on slides 17-21 for details. (b) See "Reconciliations of Non-GAAP to GAAP Measures" on slides 22-23 for details. (c) Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non- GAAP effective tax rate is estimated at 27.6% for 2026. (d) Due to reorganization and restructuring activities, there was a $0.9 million non-GAAP adjustment to share-based compensation in 2023. There is no difference between GAAP and non-GAAP share-based compensation amounts for the other periods presented. (e) Due to the impact of Argentina highly inflationary accounting, there was a $0.1 million non-GAAP adjustment for a gain in 2020, a $4.0 million non-GAAP adjustment for a full-year loss in 2022, a $55.2 million non-GAAP adjustment for a full year loss in 2023, a $1.3 million adjustment for a full-year loss in 2024, a $12.5 million adjustment for a full- year loss in 2025 and a $1.6 million adjustment for a loss in the first quarter of 2026. There is no difference between GAAP and non-GAAP marketable securities gain and loss amounts for the other periods presented. (f) Related to the impairment of specific debt securities in Argentina in 2025. 20262025 Q1Q1Operating Profit: $ 110.2$ 119.1GAAP —0.5Reorganization and Restructuring(a) 15.618.5Acquisitions and dispositions(a) (0.5)6.3Argentina highly inflationary impact(a) 38.95.1NCR Atleos acquisition and transformation initiatives(a) 2.8—Non-routine legal matters(a) 1.20.9DOJ/FinCEN investigations(a) 0.20.2Chile Antitrust matter(a) $ 168.4$ 150.6Non-GAAP

Non-GAAP Results Reconciled to GAAP – Adj EBITDA

The Brink's Company and subsidiaries
(In millions, except for per share amounts)

	2020 Full Year	2021 Full Year	2022 Full Year	2023 Full Year	2024 Full Year	2025 Q1	2025 Full Year	2026 Q1
Adjusted EBITDA:								
Net income (loss) attributable to Brink's	$ 16.0	$ 105.2	$ 170.6	$ 87.7	$ 162.9	$ 51.6	$ 199.7	$ 32.1
Interest expense	96.5	112.2	138.8	203.8	235.4	57.5	245.5	63.5
Income tax provision	56.6	120.3	41.4	139.2	92.7	15.6	143.3	11.0
Depreciation and amortization	206.8	239.5	245.8	275.8	293.3	70.7	290.8	79.7
EBITDA	$ 375.9	$ 577.2	$ 596.6	$ 706.5	$ 784.3	$ 195.4	$ 879.3	$ 186.3
Discontinued operations	0.8	(2.1)	2.9	(1.7)	(1.1)	—	0.4	—
Reorganization and Restructuring[a]	65.5	42.8	37.7	16.4	1.5	0.5	1.4	—
Acquisitions and dispositions[a]	53.0	18.8	30.9	13.0	2.8	4.5	20.3	0.1
Argentina highly inflationary impact[a]	8.8	10.1	42.7	136.6	24.3	5.2	30.5	0.1
NCR Atleos acquisition and transformation initiatives[a]	—	—	—	5.5	28.4	5.1	26.0	38.9
Non-routine legal matters[a]	—	—	—	—	—	—	—	2.8
DOJ/FinCEN investigations[a]	—	—	—	—	45.7	0.9	6.5	1.2
Non-routine auto loss matter[a]	—	—	—	8.0	2.0	—	1.0	—
Change in allowance estimate[a]	—	—	15.6	—	—	—	—	—
Ship loss matter[a]	—	—	4.9	—	—	—	—	
Chile antitrust matter[a]	—	9.5	1.4	0.5	1.3	0.2	0.8	0.2
Internal loss[a]	6.9	(21.1)	—	—	—	—		—
Reporting compliance[a]	0.5	—	—	0.8	—	—		—
Argentina debt securities impairment[f]	—	—	—	—	—	—	1.5	—
Retirement plans[b]	33.8	29.8	11.0	(9.0)	(8.4)	(1.7)	(6.4)	1.5
Income tax rate adjustment[c]	—	—	—	—	—	—	—	0.3
Share-based compensation[d]	31.3	34.0	48.6	33.0	36.6	5.7	26.0	7.1
Marketable securities (gain) loss[e]	(10.5)	(16.4)	(4.0)	(42.4)	(5.5)	(0.8)	(10.2)	(1.0)
Adjusted EBITDA	$ 566.0	$ 682.6	$ 788.3	$ 867.2	$ 911.9	$ 215.0	$ 977.1	$ 237.5

Non-GAAP results should not be considered as an alternative to results determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts. Non-GAAP financial measures may not be comparable to non-GAAP financial measures presented by other companies.

The items excluded from non-GAAP measures are considered by us to be nonrecurring, infrequent or unusual costs and gains as well as other items not considered part of our operations and revenue generating activities. Non-recurring and infrequent items are items that are not reasonably expected to recur in the following two years.

Amounts may not add due to rounding.

See slide 15 for footnote explanations.

BRINKS 16

17 Other Items Not Allocated to Segments (Unaudited) The Brink’s Company and subsidiaries (In millions) Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments. Reorganization and Restructuring Costs associated with certain reorganization and restructuring actions are excluded from reported non-GAAP results. These items include primarily severance charges and asset impairment losses. The 2022 Global Restructuring Plan was designed to, among other things, enable growth, reduce costs and related infrastructure, and to mitigate the potential impact of external economic conditions in light of the COVID-19 pandemic. Other restructuring actions were primarily in response to the COVID-19 pandemic and a decision to exit a line of business in our Canada operating unit. Due to the unusual nature of the underlying events that led to these actions, the charges are not considered part of the Company's operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. As such, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results. 2022 Global Restructuring Plan In the first quarter of 2023, management completed the review and approval of the previously announced restructuring plan across our global business operations. The actions were taken to enable growth, reduce costs and related infrastructure, and to mitigate the potential impact of external economic conditions. In total, we have recognized $34.2 million in charges under this program, iincluding $22.2 million in 2022, $11.0 million in 2023 and $0.8 million in 2024. The actions under this program were substantially completed in 2024. Severance actions from this restructuring plan reduced our global workforce by approximately 3,200 positions. Other Restructurings Management periodically implements restructuring actions in targeted sections of our business. We recognized $66.6 million net costs in operating profit and $0.6 million costs in interest and other nonoperating income (expense) in 2020, primarily severance costs. As a result of these actions, we recognized $43.6 million net costs in 2021, primarily severance costs. We recognized $16.6 million in net costs in 2022, primarily severance costs. The majority of the costs from 2022 restructuring plans result from the exit of a line of business in a specific geography with most of the remaining costs due to management initiatives to address the COVID-19 pandemic. We recognized $6.6 million net costs in 2023, primarily severance costs and $0.7 million in net costs in 2024. The majority of the costs in both the 2024 and 2023 periods result from the exit of a line of business in a specific geography with most of the remaining costs due to management initiatives to address the COVID-19 pandemic. The actions were substantially completed in 2024. Acquisitions and dispositions Certain acquisition and disposition items are not part of the Company's operations and revenue generating activities. These items include non-cash amortization expense for acquisition-related intangible assets, as well as integration, transaction, restructuring and certain compensation costs. All of the items are significantly impacted by the timing and nature of our acquisitions and dispositions, and many are inconsistent in amount and frequency. Management has excluded these amounts when evaluating internal performance. Therefore, we have not allocated these amounts to segment or Corporate results and have excluded these amounts from non-GAAP results. These items are described below:

18 Other Items Not Allocated to Segments (Unaudited) The Brink’s Company and subsidiaries (In millions) 2026 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $14.9 million in the first three months of 2026. 2025 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $58.9 million in 2025. • Restructuring costs related to acquisitions were $11.8 million in 2025. • Net charges of $2.2 million were incurred for post-acquisition adjustments to indemnification assets related to previous business acquisitions • We incurred $3.8 million in integration costs in 2025. • Transaction costs related to business acquisitions were $2.7 million in 2025. 2024 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $58.3 million in 2024. • Net charges of $2.4 million were incurred for post-acquisition adjustments to indemnification assets related to previous business acquisitions • We incurred $1.1 million in integration costs in 2024. • A net credit of $1.3 million related to the reversal of a retention liability for key PAI employees was recorded in 2024. 2023 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $57.8 million in 2023. • We derecognized a contingent consideration liability related to the NoteMachine business acquisition and recognized a gain of $4.8 million. We also derecognized a contingent consideration liability related to the Touchpoint 21 acquisition and recognized a gain of $1.4 million. • We recognized $4.9 million in charges in Argentina in 2023 for expected payments to union workers of the Maco businesses. • Net charges of $3.4 million were incurred for post-acquisition adjustments to indemnification assets related to previous business acquisitions. • We incurred $2.2 million in integration costs, primarily related to PAI, in 2023. • Transaction costs related to business acquisitions were $4.2 million in 2023. • We recognized a $2.0 million loss on the disposition of Russia-based operations in 2023. • Compensation expense related to the retention of key PAI employees was $1.6 million in 2023.

19 Other Items Not Allocated to Segments (Unaudited) The Brink’s Company and subsidiaries (In millions) 2022 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $52.0 million in 2022. • We recognized $12.5 million in charges in Argentina in 2022 for expected payments to union workers of the Maco businesses. • Net charges of $7.8 million were incurred for post-acquisition adjustments to indemnification assets related to previous business acquisitions. • We incurred $4.8 million in integration costs, primarily related to PAI and G4S, in 2022. • Transaction costs related to business acquisitions were $5.6 million in 2022. • Restructuring costs related to acquisitions were $0.2 million in 2022. • Compensation expense related to the retention of key PAI employees was $3.5 million in 2022. 2021 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $47.7 million in 2021. • We incurred $10.5 million in integration costs, primarily related to G4S, in 2021. • Transaction costs related to business acquisitions were $6.5 million in 2021. • Restructuring costs related to acquisitions were $5.3 million in 2021. • Compensation expense related to the retention of key PAI employees was $1.8 million in 2021. 2020 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $35.1 million in 2020. • We incurred $23.5 million in integration costs related to Dunbar and G4S in 2020. • Transaction costs related to business acquisitions were $19.3 million in 2020. • Restructuring costs related to acquisitions were $4.7 million in 2020.

20 Other Items Not Allocated to Segments (Unaudited) The Brink’s Company and subsidiaries (In millions) Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In 2020, we recognized $10.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $7.7 million. In 2021, we recognized $11.9 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $9.0 million. In 2022, we recognized $41.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $37.6 million. In 2023, we recognized $86.8 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $79.1 million. In 2024, we recognized $35.0 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $18.4 million. In 2025, we recognized $10.2 million in pretax charges in operating profit related to highly inflationary accounting, including currency remeasurement losses of $17.0 million. In the first three months of 2026, we recognized a net $0.5 million pretax gain in operating profit related to highly inflationary accounting, including currency remeasurement gains of $1.4 million. Highly inflationary adjustments also impact gains and losses on marketable securities due to the change in exchange rates. These non-cash charges are not part of the Company's operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. As such, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results. NCR Atleos acquisition and transformation initiatives On February 26, 2026, we entered into a definitive agreement to acquire NCR Atleos. The transaction is expected to close in the first quarter of 2027, subject to regulatory approval and other customary closing conditions. This acquisition represents a significant strategic step for Brink’s, expanding the scale of the combined company and supporting continued growth in our AMS and DRS offerings, which reflect an increasing portion of our business mix. During 2023, we initiated a multi-year program intended to accelerate growth and drive margin expansion through transformation of our business model. The program is designed to help us standardize and streamline our commercial and operational systems and processes, as well as back-office functions, including finance and information technology. The efforts will drive continuous improvement and achieve operational excellence. Accordingly, we incurred $5.5 million of expense in 2023, $28.4 million of expense in 2024, $26.0 million of expenses in 2025 and $38.9 million of expenses in the first three months of 2026. The 2023, 2024 and 2025 costs primarily included third-party professional services, project management charges, and severance. The 2026 costs primarily included fees to attorneys, accountants and other professional advisors related to the NCR Atleos acquisition as well as severance costs and third-party professional services. Because these expenses are associated with discrete transformation initiatives, they are not reflective of our ongoing operating cost structure and are not indicative of our core operating expenses or normal activities. Accordingly, management has excluded these amounts when evaluating internal performance. As such, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results. Non-routine legal matters In the first quarter of 2026, we recognized $2.8 million of probable losses in connection with non-routine legal matters. These costs relate to fact-specific matters that management does not believe are indicative of the Company's underlying operational performance for the period. Additionally, the nature of these amounts and the underlying claims are such that they are not reasonably likely to recur based on the Company's historical experience within two years, nor were there similar charges for such matters within the prior two years. Management has excluded these amounts when evaluating internal operating performance, and accordingly, these amounts have not been allocated to segment or Corporate results and are excluded from non-GAAP results. DOJ/FinCEN investigations During 2024, we accrued $45.7 million in connection with the U.S. Department of Justice ("DOJ") and U.S. Department of the Treasury's Financial Crimes Enforcement Network ("FinCEN") investigations, which was primarily related to cross-border shipments of cash and things of value and anti-money laundering and Bank Secrecy Act compliance. This amount represents $42.0 million for the resolutions with the DOJ and FinCEN, as well as $3.7 million of third-party legal costs associated with this matter. In 2025 we accrued $6.5 million in connection with the DOJ and FinCEN investigations, which represents third-party legal costs associated with these matters, including upfront expenses that are directly attributable to establishing compliance programs. In the first three months of 2026, we accrued $1.2 million in connection with the DOJ and FinCEN investigations, which represents third-party legal costs associated with these matters. In the first quarter of 2025, we reached resolutions with both the DOJ and FinCEN. These costs are not considered part of the Company's operations and revenue generating activities. Additionally, the nature of these amounts and the underlying investigations are such that they are not reasonably likely to recur within two years, nor were there similar charges within the prior two years. Management has excluded these amounts when evaluating internal performance. Therefore, these amounts have not been allocated to segment or Corporate results and are excluded from non-GAAP results.

21 Other Items Not Allocated to Segments (Unaudited) The Brink’s Company and subsidiaries (In millions) Non-routine auto loss matter In 2023, a Brink’s employee was involved in a motor vehicle accident with unique circumstances that resulted in the death of a third party and, in connection with the ensuing litigation, Brink’s recognized a $10.0 million charge. Due to the unusual nature of the matter, including the unique circumstances of the claim, potential magnitude of remedy, and variation from our ordinary-course litigation strategy, we consider the litigation as separate and distinct from routine legal matters. Management does not believe that similar litigation will likely recur within the next two years, and there have been no similar matters within the prior two years. Management has excluded these amounts when evaluating internal performance. Therefore, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results. Change in allowance estimate In the first quarter of 2022, we refined our global methodology of estimating the allowance for doubtful accounts. Our previous method to estimate currently expected credit losses in receivables (the allowance) was weighted significantly to a review of historical loss rates and specific identification of higher risk customer accounts. It also considered current and expected economic conditions in determining an appropriate allowance. As many of our regions began to recover from the COVID-19 pandemic, we re-assessed those earlier assumptions and estimates. Our updated method now also includes an estimated allowance for accounts receivable significantly past due in order to adjust for at-risk receivables not captured in our previous method. As part of the analysis under the updated estimation methodology, we noted an increase in accounts receivable significantly past due, particularly in the U.S., and we recorded an additional allowance of $16.7 million. In the subsequent quarters of 2022, the additional allowance was reduced by $1.1 million as a result of collections. The charge and credit were not reflective of the Company's operations and revenue generating activities in the periods recorded. Additionally, given the unusual nature of the events that led to the charge (i.e. the COVID-19 pandemic), a similar charge is not reasonably likely to recur within two years, nor were similar costs incurred within the prior two years. Management has excluded these amounts when evaluating internal performance. Therefore, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results. Ship loss matter In 2015, Brink’s placed cargo containing customer valuables on a ship which suffered extensive damages and losses of cargo. Our cargo did not suffer any damage. However, the ship owner declared a "general average claim," an ancient maritime law principle, to recover losses from customers with undamaged cargo based on the pro rata value of ship cargo. In the fourth quarter of 2022, we recognized a $4.9 million charge for the probable loss. Due to the unusual nature of the events that led to the charge, a similar charge is not reasonably likely to recur within two years, nor were similar costs incurred within the prior two years. Management has excluded this amount when evaluating internal performance. Therefore, it has not been allocated to segment or Corporate results and is excluded from non-GAAP results. Chile antitrust matter We recognized an estimated loss of $9.5 million in the third quarter of 2021 and recognized additional amounts in subsequent years (which were primarily related to changes in currency rates). Overall, these charges related to a potential fine associated with an investigation by the Chilean Fiscalía Nacional Económica or "FNE" (the Chilean antitrust agency). The investigation is related to potential anti- competitive practices among competitors in the cash logistics industry in Chile. These costs are not considered part of the Company's operations and revenue generating activities. Additionally, the nature of these amounts, including the estimated loss and associated third-party costs, is such that they are not reasonably likely to recur within two years, nor were there similar charges within the prior two years of the underlying event. Management has excluded these amounts when evaluating internal performance. Therefore, these amounts have not been allocated to segment or Corporate results and are excluded from non-GAAP results. Internal loss We recorded charges and gains associated with the impact of actions by a former non-management employee in our U.S. global services operations. The former employee embezzled funds from Brink's and, in an effort to cover up the embezzlement, intentionally misstated the underlying accounts receivable subledger data. We incurred costs to reconstruct the accounts receivable subledger, to reserve for uncollectible receivables and for legal expenses to recover insurance claims. Subsequently, we recognized gains as we collected previously reserved receivables and the insurance claims. Prior to 2021, we recorded charges to reconstruct the ledger and to reserve for uncollectible receivables. In 2021, we recognized a decrease in bad debt expense of $3.7 million and $1.3 million of legal charges. In the fourth quarter of 2021, we successfully collected $18.8 million of insurance recoveries. Both the expenses and the gains related to this matter are not part of the Company's operations and revenue generating activities. Additionally, the nature of these amounts is such that they are not reasonably likely to recur within two years, nor were there similar charges or gains within the prior two years of the underlying event. Management has excluded these amounts when evaluating internal performance. Therefore, these amounts have not been allocated to segment or Corporate results and are excluded from non-GAAP results. Reporting compliance We incurred certain compliance costs in 2020 related to the implementation and adoption of the new lease accounting standard, primarily third-party costs. We incurred certain compliance costs in 2023 to remediate a material weakness in internal controls over financial reporting. These third-party costs are not part of the Company's operations and revenue generating activities. Additionally, the nature of these amounts is such that they are not reasonably likely to recur within two years, nor were similar costs incurred within the prior two years of the underlying event. Management has excluded these amounts when evaluating internal performance. Therefore, they have not been allocated to segment or Corporate results and are excluded from non-GAAP results.

22 Non-GAAP Measures and Reconciliations to GAAP Measures Non-GAAP measures described below and included in this filing are financial measures that are not required by or presented in accordance with GAAP. The purpose of the disclosure of these non-GAAP measures is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. These non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. The reconciliations in the tables below include adjustments that we do not consider reflective of our operating performance as they result from events and circumstances that are not a part of our core business. Additionally, certain non-GAAP results, including non-GAAP operating profit and free cash flow before dividends, are utilized as performance measures in certain management incentive compensation plans. Non-GAAP results should not be considered as an alternative to results determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts. Non-GAAP financial measures may not be comparable to non-GAAP financial measures presented by other companies. The items excluded from non-GAAP measures are considered by us to be nonrecurring, infrequent or unusual costs and gains as well as other items not considered part of our operations and revenue generating activities. Non-recurring and infrequent items are items that are not reasonably expected to recur in the following two years. In addition to the rationale described above, we believe the following non-GAAP metrics are helpful to investors in assessing results of operations consistent with how our management evaluates performance: Non-GAAP operating profit and Non-GAAP operating profit margin: Non-GAAP operating profit equals GAAP operating profit excluding Other Items not Allocated to Segments. Non-GAAP operating margin equals non-GAAP operating profit divided by revenues. • Non-GAAP income from continuing operations attributable to Brink's: This measure equals GAAP income from continuing operations attributable to Brink's excluding Other Items not Allocated to Segments as well as certain retirement plan expenses/gains and unusual adjustments to deferred tax asset valuation allowances. • Earnings Before Interest Expense, Income Taxes, Depreciation and Amortization ("EBITDA") and Adjusted EBITDA: EBITDA is calculated by starting with net income attributable to Brink's and adding back the amounts for interest expense, income taxes, depreciation and amortization. Adjusted EBITDA equals EBITDA excluding the applicable impacts of Other Items not Allocated to Segments as well as certain retirement plan expenses/gains, unusual adjustments to deferred tax asset valuation allowances, income tax rate adjustment, share-based compensation and marketable securities (gain) loss. • Non-GAAP diluted earnings per share ("EPS") from continuing operations attributable to Brink's common shareholders: This measure equals non-GAAP income from continuing operations attributable to Brink's divided by diluted shares. • Organic change and organic growth: Organic change represents the change in revenues or operating profit between the current and prior period excluding the effect of acquisitions and dispositions for one year after the transaction and changes in currency exchange rates. Organic growth is the percentage change of organic growth versus the prior year amount. • Impact of acquisitions/dispositions: This measure represents the impact of acquisitions or dispositions without a full year of reported results in either comparable period.• Currency Effect: This measure consists of the effects of Argentina devaluations under highly inflationary accounting and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results of changes in foreign currency rates from the prior year period. • Non-GAAP pre-tax income, Non-GAAP income tax and Non-GAAP effective income tax rate: Non-GAAP pre-tax income and non-GAAP income tax equal their GAAP counterparts excluding the applicable impacts of Other Items not Allocated to Segments as well as certain retirement plan expenses/gains and unusual adjustments to deferred tax asset valuation allowances. Non-GAAP effective income tax rate equals non-GAAP income tax divided by non-GAAP pre-tax income. •

23 Non-GAAP Measures and Reconciliations to GAAP Measures In addition to the rationale described above, we believe the following non-GAAP metrics are helpful in assessing cash flow and financial leverage consistent with how our management evaluates performance: Free Cash Flow before Dividends: Free cash flow before dividends is a non-GAAP financial measure that represents management’s calculation of cash flows that are available for capital and investing activities such as paying dividends, share repurchases, debt, acquisition and other investments. We define free cash flow before dividends as net cash provided by (used in) operating activities, adjusted to exclude certain operating activities related to cash that is not available for corporate purposes, including the impact of cash flows from restricted cash held for customers, as well as cash received and processed in certain of our secure cash management services operations. The resulting amount is further adjusted to include the impact of cash flows related to property and equipment used to operate our business, including capital expenditures, cash proceeds from the sale of property and equipment, as well as lessor debt financing. Free cash flow before dividends also excludes the cash impact of transaction costs related to the NCR Atleos acquisition. • Net Debt: Net Debt equals total debt less cash and cash equivalents available for general corporate purposes. We exclude from cash and cash equivalents amounts held by our cash management services operations, as such amounts are not considered available for general corporate purposes. • Reconciliations of Non-GAAP to GAAP Measures Non-GAAP measures are reconciled to comparable GAAP measures in the tables below. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented. Most of the reconciling adjustments are described in Other Items Not Allocated to Segments on Slides 17-21. Additional reconciling items include the following: Retirement plans We incur costs, such as interest expense and amortization of actuarial gains and losses, associated with certain retirement plans that have been frozen to new entrants. Furthermore, we also incur non-cash settlement charges and curtailment gains related to all of our retirement plans. These costs and gains are not considered to be part of the Company's operations and revenue generating activities. Management has excluded these amounts when evaluating internal performance. Therefore, they are excluded from non-GAAP results. Change in restricted cash held for customers Restricted cash held for customers is not available for general corporate purposes such as payroll, vendor invoice payments, debt repayment, or capital expenditures. Because the cash is not available to support the Company's operations and revenue generating activities, management excludes the changes in the restricted cash held for customers balance when assessing cash flows from operations. We believe that the exclusion of the change in restricted cash held for customers from non-GAAP operating cash flows is helpful to users of the financial statements as it presents this financial measure consistent with how management assesses this liquidity measure. Change in certain customer obligations The title to cash received and processed in certain of our secure cash management services operations transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and is thus not available for general corporate purposes. Because the cash is not available to support our operations and revenue generating activities, management excludes the changes in this specific cash balance when assessing cash flows from operations. We believe that the exclusion of the change in this cash balance from our non-GAAP operating cash flows measure is helpful to the users of our financial statements as it presents this financial measure consistent with how our management assesses this liquidity measure. Amounts held by cash management services operations As described above, cash held in certain of our secure cash management services operations is not available to support our operations and revenue generating activities. Therefore, management excludes this specific cash balance when assessing our liquidity and capital resources, and in our computation of Net Debt. We believe that the exclusion of this cash balance from our non-GAAP Net Debt measure is helpful to the users of our financial statements as it presents this financial measure consistent with how our management assesses this liquidity measure. NCR Atleos acquisition cash flows This represents the cash outflows during the period related to NCR Atleos acquisition-related transaction costs, such as fees to attorneys, accountants and other professional advisors.

2424 Non-GAAP Reconciliation – Cash Flows The Brink’s Company and subsidiaries (In millions) (a) Free cash flow before dividends is a supplemental financial measure that is not required by, or presented in accordance with, GAAP. See slides 22-23 for further information and descriptions of the adjustments. Three MonthsFull YearThree MonthsFull YearFull YearFull YearFull YearFull Year 20262025202520242023202220212020 $ 28.7$ 639.5$ (60.2)$ 426.0$ 702.4$ 479.9$ 478.0$ 317.7Cash flows provided from (used in) operating activities - GAAP (3.2)(46.1)45.042.9(59.5)(50.0)(60.2)(116.3)(Increase) decrease in restricted cash held for customers(a) (30.0)(16.5)(38.9)77.7(66.0)(50.0)(15.7)6.5(Increase) decrease in customer obligations(a) ——————2.6111.1G4S intercompany payments(a) (40.1)(203.1)(58.9)(222.5)(202.7)(182.6)(167.9)(118.5)Capital expenditures 3.318.52.629.218.45.77.75.3Proceeds from sale of property, equipment and investments 3.243.28.146.67.519.42.5—Proceeds from lessor debt financing $ (38.1)$ 435.5$ (102.3)$ 399.9$ 400.1$ 222.4$ 247.0$ 205.8Subtotal 2.1———————NCR Atleos acquisition cash flows(a) $ (36.0)$ 435.5$ (102.3)$ 399.9$ 400.1$ 222.4$ 247.0$ 205.8Free cash flow before dividends(a)

2525 2024-2026 Non-GAAP Reconciliation – Net Debt The Brink’s Company and subsidiaries (In millions) a) Net Debt is a supplemental non-GAAP financial measure that is not required by or presented in accordance with GAAP. See slides 22-23 for further information and descriptions of the adjustments. Included within Net Debt is net cash from our Argentina operations of $31 million at March 31, 2026, $25 million at December 31, 2025 and $104 million at December 31, 2024 March 31,December 31,December 31, 202620252024 Debt: $ 229.2$ 241.1$ 149.3Short-term borrowings 3,926.73,973.23,746.9Long-term debt 4,155.94,214.33,896.2Total Debt Less: 1,547.31,725.91,395.3Cash and cash equivalents (135.2)(106.4)(81.3)Amounts held by Cash Management Services operations(a) 1,412.11,619.51,314.0Cash and cash equivalents available for general corporate purposes $ 2,743.8$ 2,594.8$ 2,582.2Net Debt(a)